EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:

Greg Miller, Chief Financial Officer

(408) 263-3214

gregm@calmicro.com

California Micro Devices Updates June Quarter Estimates

Conference Call Scheduled July 31st to Discuss Actual Results

MILPITAS, Calif.—July 16, 2003—California Micro Devices (NASDAQ: CAMD) today updated estimates for its first fiscal quarter of 2004, which ended on June 30, 2003. The company now expects June quarter revenue between $11.8 and $11.9 million and a net loss per share between $0.08 and $0.09. These estimates compare favorably to earlier expectations of revenue between $10.8 and $11.4 million and a net loss per share between $0.12 and $0.16. The company expects its quarter-end cash balance to be approximately $3.3 million compared to earlier guidance of approximately $3.0 million.

“We anticipate that revenues for our Mobile, Medical and Lighting products in Q1 will all be stronger than our previous guidance,” said Robert V. Dickinson, president and CEO. “Particularly noteworthy is our expectation that Medical revenue will represent an all-time high, underscoring the substantial progress we have made in resolving the process issues that constrained shipments in the prior quarter.” Dickinson also noted that June quarter bookings are expected to exceed $12 million.

Conference Call Scheduled for July 31st After Market Close

California Micro Devices will hold a conference call to discuss its financial results for the June quarter on Thursday, July 31, 2003, at 2:00 p.m. Pacific Time. Within the USA, interested parties can access the conference call by dialing (800) 218 4007. International parties may access the conference call by dialing (303) 262-2075. No password is necessary.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application-specific analog semiconductor products for the mobile, computing, and high-brightness LED lighting markets. Key products include application-specific integrated passive (ASIP™) devices and power management ICs as well as silicon sub-mounts for high-brightness LEDs. Detailed corporate and product information may be accessed at www.calmicro.com.

All statements contained in this press release that are not historical facts are forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, expects, and estimates. Forward-looking statements made in this release include our expectations regarding revenue, both overall and in certain markets, ending cash, and net loss per share and bookings for the first fiscal quarter of 2004. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, finalizing our accounting for the results of the quarter including our inventory and environmental remediation reserves, our manufacturing expense, and our revenue recognition determinations as to distributor sales, and our receiving our auditors’ opinion as to our estimates of such matters as reserves and the salability of our inventory as well as other risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

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ASIP™ is a trademark of California Micro Devices. All other trademarks are property of their respective owners.